As filed with the Securities and Exchange Commission on July 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELESTICA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONTARIO, CANADA	98-0185558
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5140 Yonge Street, Suite 1900
Toronto, Ontario, Canada	M2N 6L7
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

LONG-TERM INCENTIVE PLAN

(FULL TITLE OF THE PLAN)

Arnold & Porter Kaye Scholer LLP
Attention: Managing Attorney
250 West 55th Street, New York, New York 10019-9710

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(212) 836-8000

(Telephone number, including area code, of agent for service)

copies to:

Joel I. Greenberg, Esq. Sara Adler, Esq. Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019-9710 (212) 836-8000	Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Celestica Inc. (the “Company”), in accordance with General Instruction E of Form S-8, to register 393,472 additional subordinate voting shares issuable to specified persons under the Company’s amended and restated Long-Term Incentive Plan (the “LTIP”). The contents of the Company’s Registration Statement on Form S-8 (No. 333-9500) filed with the Securities and Exchange Commission (the “Commission”) on October 8, 1998, its Registration Statement on Form S-8 (No. 333-63112) filed with the Commission on June 15, 2001, its Registration Statement on Form S-8 (No. 333-88210) filed with the Commission on May 14, 2002, and its Registration Statement on Form S-8 (No. 333-266330) filed with the Commission on July 26, 2022 (and amended by Post-Effective Amendment No. 1 filed on March 9, 2023) are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 filed with the Commission on March 13, 2023;

(b)	Exhibit 99.1 to the Company’s Report on Form 6-K furnished to the Commission on January 26, 2023, containing its Unaudited Interim Condensed Consolidated Financial Statements for the quarter and year ended December 31, 2022, and the accompanying notes thereto;

(c)	Exhibit 99.1 and Exhibit 99.2 to the Company’s Report on Form 6-K furnished to the Commission on April 26, 2023, containing, respectively, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2023, and its Unaudited Interim Condensed Consolidated Financial Statements for the three months ended March 31, 2023 and the accompanying notes thereto;

(d)	Exhibit 99.1 and Exhibit 99.2 to the Company’s Report on Form 6-K furnished to the Commission on July 26, 2023, containing, respectively, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2023, and its Unaudited Interim Condensed Consolidated Financial Statements for the three and six months ended June 30, 2023 and the accompanying notes thereto; and

(e)	The description of the Company’s subordinate voting shares contained in its Registration Statement on Form 8-A, effective as of June 29, 1998, as amended by the description in Exhibit 2.3 to its Annual Report on Form 20-F for the year ended December 31, 2022.

Each of the following documents filed with or furnished to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing or furnishing such documents: (i) all Annual Reports on Form 20-F the Company files with the Commission; and (ii) those portions of any Reports on Form 6-K the Company furnishes to the Commission that the Company indicates in such reports are to be deemed incorporated by reference into this Registration Statement.

Any statement contained herein, or in any document (or portion thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document (or portion thereof) which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Subordinate Voting Share Certificate (1)
4.2	Certificate and Restated Articles of Incorporation effective June 25, 2004 (2)
4.3	Bylaw No. 1 (2)
4.4	Amended and Restated Celestica Long-Term Incentive Plan (3)
5.1	Opinion of Blake, Cassels & Graydon LLP*
5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)*
23.1	Consent of KPMG LLP, independent registered public accounting firm*
24.1	Power of Attorney (included in the signature page to this Registration Statement)*
107	Filing Fee Table*

* Filed herewith.

(1)	Incorporated by reference to Registration Statement on Form F-3ASR (File No. 333-221144) filed on October 26, 2017.
(2)	Incorporated by reference to Annual Report on Form 20-F filed on March 23, 2010 (File No. 001-14832).

(3)	Incorporated by reference to Annual Report on Form 20-F filed on March 13, 2017 (File No. 001-14832).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 26th day of July, 2023.

CELESTICA INC.

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Mionis, Mandeep Chawla and Robert Ellis, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief	July 26, 2023
Robert A. Mionis	Executive Officer
(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	July 26, 2023
Mandeep Chawla	(Principal Financial Officer and
principal accounting officer)

/s/ Michael Wilson	Chair of Board and Director	July 26, 2023
Michael Wilson

/s/ Robert A. Cascella	Director	July 26, 2023
Robert A. Cascella

/s/ Deepak Chopra	Director	July 26, 2023
Deepak Chopra

/s/ Françoise Colpron	Director	July 26, 2023
Françoise Colpron

/s/ Daniel P. DiMaggio	Director	July 26, 2023
Daniel P. DiMaggio

/s/ Jill Kale	Director	July 26, 2023
Jill Kale

/s/ Laurette T. Koellner	Director	July 26, 2023
Laurette T. Koellner

/s/ Luis A. Müller	Director	July 26, 2023
Luis A. Müller

/s/ Tawfiq Popatia	Director	July 26, 2023
Tawfiq Popatia

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 26th day of July, 2023.

CELESTICA INC.
(Authorized U.S. Representative)

By:	/s/ Robert Ellis
Name: Robert Ellis
Title: Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Blake, Cassels & Graydon LLP

5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)

23.1	Consent of KPMG LLP, independent registered public accounting firm

107	Filing Fee Table